FOR IMMEDIATE RELEASE

NASDAQ:      Small Cap: SJSB
DATE:        April 30, 1997


Contact: Thomas G. Watson, President and CEO


       SJS BANCORP, INC.  SHAREHOLDERS APPROVE MERGER WITH
       ---------------------------------------------------
       SHORELINE FINANCIAL CORPORATION
       -------------------------------


St. Joseph, Michigan, SJS Bancorp, Inc., the holding company for SJS Federal Savings Bank today reported that shareholders overwhelmingly approved the acquisition of the company by Shoreline Financial Corporation at the special shareholder's meeting held yesterday. The decision by shareholders follows approval given by the Federal Reserve Board previously announced on April 22. Subject to customary conditions, completion of the transaction has been slated for June.

Additionally, at the Board of Directors meeting held April 29, 1997, the board declared the company's eight consecutive quarterly cash dividend. The dividend amounts to $.11 per share and will be payable on May 27, 1997 to shareholders of record on May 13, 1997.